Exhibit 99.1

OVERVIEW
The Market Opportunity
The Competition’s DNA
A Distinctive Value Proposition
A Tailored Value Chain

THE MARKET
OPPORTUNITY

US DATA BREACHES ARE EXPLODING
BREACHES SECURITY SPENDING PHISHING
BILLION
BILLION
BILLION
ESTIMATED
2016: 56%
2015:
38%

DOUBLE-DIGIT INCREASES IN 2016
16

million
victims
in the USA
16%

increase
over 2015
$16

billon
cost to
consumers

IDENTITY GUARD

ON FACEBOOK: 89%
ON INSTAGRAM: 32%

SOCIAL MEDIA VOLUME AND PENETRATION
US INTERNET USERS
3
Every minute on Facebook we collectively send over
million
messages

- CREATED BEFORE 2015: 10%
- CREATED IN PAST 2 YEARS: 90%

- IN 2020 (PROJECTED)
- IN 2010

UNSTRUCTURED DATA ANALYTICS
Every day, we create 2.5 quintillion (10¹⁵) bytes of data
By 2020, organizations’ data will be 70% unstructured
ALL EXISTING DATA
ALL EXISTING DATA

THE COMPETITION’S
DNA

¢
¢
LOW-COST
OPERATOR
Experian
Limited, structured credit data
analytics
Obsessed with Credit Karma
Free credit scores
Give away data for free
HIGHLY
EFFECTIVE
MARKETER
LifeLock
Brand builders
Excessive marketing spend
Focus on being acquired
Subscriber growth at all costs
Restoration service with very
little monitoring
PRODUCT
INNOVATOR
Identity Guard
Extensive monitoring
Early identification of fraud
Prevention|Detection|Resolution

A DISTINCTIVE
VALUE
PROPOSITION

A TAILORED VALUE
CHAIN

CONSUMERS | **TECHNOLOGY** | **DISTRIBUTION** | **INFORMATION** | **SECURITY**

CONSUMERS

Sophisticated and risk-averse consumers

TECHNOLOGY

Fastest, most innovative, comprehensive monitoring

DISTRIBUTION

Distribution built around large,

INFORMATION

Diversified structured and unstructured data sources

SECURITY

World-class IT security and fulfillment compliance

A TAILORED VALUE CHAIN
complex partners

IDENTITY GUARD®

#1
BEST IDENTITY PROTECTION SERVICE
2015

Kiplinger

OTA Online Trust Alliance
ONLINE TRUST HONOR ROLL
2016

OTA Online Trust Alliance
ONLINE TRUST HONOR ROLL
2015

OTA Online Trust Alliance
ONLINE TRUST HONOR ROLL
2014

OTA Online Trust Alliance
ONLINE TRUST HONOR ROLL
2013

OTA Online Trust Alliance
ONLINE TRUST HONOR ROLL
2012

2015 Best ID Protection Service in Kiplinger’s
Personal Finance magazine’s The Best List.
WE HAVE A RELENTLESS FOCUS ON DATA
SECURITY

IDENTITY GUARD®

Professional and easy ****

Very professional interface, easy to use. Access was easy. Recommended to friends and family. - *Robert R.*

Very comforting! *****

We've had this service for about 10 years and it's awesome! Helps us plan for purchases and monitor assets. Keeps life easier to live! - *Mrs. Clyde R Woolfork*

Covers all the bases *****

I am fairly new to Identity Guard but so far it is easy to use and sends me regular reports without over emailing me. In light of all the data breaches, I am glad to have it. - *Clay M.*

Peace of Mind *****

…With all the cyber crimes, and identity thefts being committed, it's a scary world out there, and having this service keeps me sane. - *Terri Y.*

WE HAVE THE HIGHEST SATISFACTION RATINGS

CONCLUDING REMARKS
The market opportunity is growing
The competitive landscape is shrinking
Our new product and platform creates a
distinctive value proposition
Our tailored value chain is hard to copy
The opportunity to create shareholder value
is measurable